The Chase Manhattan Corporation
270 Park Avenue
New York, NY 10017-2070


                          [CHASE LETTERHEAD]


                       ----------------------------

           Chase's 1998 Second Quarter Operating EPS Rises 14 Percent
                  Operating Earnings Exceed $1 Billion on
                          Revenue Growth of 14 Percent
                       ---------------------------

New York, July 21, 1998 -- The Chase Manhattan Corporation (NYSE:CMB) today reported diluted operating earnings per share of $1.21 in the second quarter of 1998, compared with $1.06 in the same 1997 period. For the first six months of 1998, diluted operating earnings per share rose to $2.38 from $2.06 in the first six months of 1997.

Operating earnings in the 1998 second quarter were $1.079 billion compared with $969 million in the same 1997 quarter. Total operating revenues were $5.051 billion, which compared with $4.420 billion in the second quarter of 1997. For the first six months of 1998, operating earnings and operating revenues rose to $2.132 billion and $9.966 billion, respectively.

Net income in the 1998 second quarter was $1.074 billion compared with $925 million in the 1997 second quarter; net income for the first half of 1998 was $1.799 billion.

Second Quarter 1998 Financial Highlights

    - Total operating  revenues  increased 14 percent
    - Operating  earnings rose 11 percent
    - Return on common stockholders' equity was 20 percent
    - Shareholder Value Added increased by 20 percent to $441 million

"These record results continue to demonstrate the revenue growth potential of Chase," said Walter V. Shipley, chairman and chief executive officer. "Our Global Banking, Global Services and Consumer businesses all posted double-digit increases in revenues and earnings, benefiting from their exceptional competitive positions and a corporate-wide focus on financial discipline."
                       --------------------------
Investor contact: John Borden                                 212-270-7318
Press contact:    Kathleen Baum                               212-270-5089

Fiancial Performance
Shareholder Value Added (SVA) is Chase's primary measure of business unit performance. SVA represents operating earnings excluding the amortization of goodwill and certain intangibles (i.e., cash operating earnings) less an explicit charge for allocated capital. Additional refinements have been made to the methodology for the allocation of capital to businesses during the second quarter. Prior periods have been restated to reflect these changes.

------------------------------------------------ ---------------------------------- ---------------------
THE CHASE MANHATTAN CORP.                                 Second Quarter               Percent Change
------------------------------------------------ ---------------------------------- ---------------------
------------------------------------------------ ---------------- ----------------- ---------------------
In millions of dollars                                      1998              1997
------------------------------------------------ ---------------- ----------------- ---------------------
    Operating Revenues                                    $5,051            $4,420                   14%
    Operating Earnings                                     1,079               969                   11%
    Cash Operating Earnings                                1,143             1,010                   13%
    Shareholder Value Added                                  441               369                   20%
    Cash Return on Common Equity                           21.4%             21.1%
------------------------------------------------ ---------------- ----------------- ---------------------

Operating revenues rose 14 percent in the second quarter of 1998, with cash operating earnings 13 percent higher than in the prior-year quarter. Shareholder value added increased 20 percent to $441 million.

Line-Of-Business Results

------------------------------------------------ ---------------------------------- ---------------------
GLOBAL BANKING                                            Second Quarter               Percent Change
------------------------------------------------ ---------------------------------- ---------------------
------------------------------------------------ ---------------- ----------------- ---------------------
In millions of dollars                                      1998              1997
------------------------------------------------ ---------------- ----------------- ---------------------
    Operating Revenues                                    $2,531            $2,204                   15%
    Cash Operating Earnings                                  785               707                   11%
    Shareholder Value Added                                  315               247                   28%
    Cash Return on Common Equity                           22.0%             20.5%
------------------------------------------------ ---------------- ----------------- ---------------------

Global Banking operating revenues rose 15 percent in the second quarter of 1998, with cash operating earnings up 11 percent. Shareholder value added rose 28 percent to $315 million.

     Investment banking fees totaled $438 million in the 1998 second quarter, a quarterly record and 55 percent higher than in the prior year. Results reflect the favorable market environment and growth in all business lines, including high yield and investment grade bond underwriting, loan syndications and mergers and acquisition advisory activity.

     Total trading  revenues were $517  million,  a decline from second  quarter
     1997 levels, as strong growth in client-driven business and foreign exchange trading was offset by lower fixed income results, primarily related to emerging markets.

     Equity-related investment revenues rose 93 percent to $370 million, reflecting the accelerated pace of Chase Capital Partners' investment activities over the last several years, as well as robust market conditions in 1998.

     Revenues from global asset management and private banking rose 19 percent, benefiting from increased fee income, particularly related to personal trust, and the accelerating growth of Chase's asset management and mutual fund businesses.

     Chase Bank of Texas revenues increased by 19 percent, reflecting increased overall business volume and record corporate finance fees in the quarter.

------------------------------------------------------ ---------------------------------- ---------------------
     CHASE TECHNOLOGY SOLUTIONS                                 Second Quarter               Percent Change
------------------------------------------------------ ---------------------------------- ---------------------
------------------------------------------------------ ----------------- ---------------- ---------------------
In millions of dollars                                             1998             1997
------------------------------------------------------ ----------------- ---------------- ---------------------
    Global Services Operating Revenues                             $642             $565                   14%
    Cash Operating Earnings                                         116              100                   16%
    Shareholder Value Added                                          59               42                   40%
    Cash Return on Common Equity                                  26.6%            23.0%
------------------------------------------------------ ----------------- ---------------- ---------------------

     Operating revenues for Global Services within Chase Technology Solutions rose 14 percent in the second quarter of 1998. Cash operating earnings were 16 percent higher. Shareholder value added rose 40 percent.

     Revenue growth continued across the three business lines -- Chase Treasury Solutions, Global Investor Services and Global Trust -- reflecting increased balances, new business initiatives and market appreciation, as well as higher fees resulting from an acquisition in the fourth quarter of 1997.

     Cash net income for Global Services benefited from higher revenues and continued productivity gains, tempered by technology investments related to preparations for Year 2000 and European Monetary Union.

------------------------------------------------------ ---------------------------------- ---------------------
NATIONAL CONSUMER SERVICES                                      Second Quarter               Percent Change
------------------------------------------------------ ---------------------------------- ---------------------
------------------------------------------------------ ----------------- ---------------- ---------------------
In millions of dollars                                             1998             1997
------------------------------------------------------ ----------------- ---------------- ---------------------
    Operating Revenues                                           $2,003           $1,790                   12%
    Cash Operating Earnings                                         298              254                   17%
    Shareholder Value Added                                          78               77                    1%
    Cash Return on Common Equity                                  17.7%            19.0%
------------------------------------------------------ ----------------- ---------------- ---------------------

National Consumer Services operating revenues rose 12 percent in the second quarter of 1998, with cash operating earnings up 17 percent. Shareholder value added was $78 million, as revenue growth was offset by increased capital allocation as a result of recent acquisitions.

     Revenues from cardmember services grew 24 percent to $976 million. Chase's domestic portfolio continued to benefit from acquisitions and increased co-branding activities, producing a 27 percent revenue rise. Cash operating earnings increased, driven by the quarter's strong revenues and increased efficiencies.

     Regional consumer banking revenues rose slightly, reflecting higher fee income and deposit growth in the quarter. Cash operating earnings declined due to increased technology-related expenses, primarily within Chase Bank of Texas' retail businesses.

     Home finance revenues were flat versus the same 1997 quarter, which included revenues from certain divested businesses. Revenues in the 1998 second quarter reflect strong mortgage banking activity offset by the impact of lower interest rates and prepayments on Chase's mortgage and home equity portfolios.

     Revenues from diversified  consumer  services rose 13 percent in the second
     quarter,   with  continued  strong  growth  in  Chase's  auto  finance  and investment businesses.

   Additional Financial Information

     The provision for credit losses was $338 million, compared with $189 million in the second quarter of 1997.

     Nonperforming assets at June 30, 1998 were $1.365 billion, compared with $1.335 billion on March 31, 1998 and $1.106 billion on June 30, 1997.

     Total nonperforming assets in Asia, including derivatives, increased by $43 million from March 31, 1998 levels to $286 million at June 30, 1998. Asian commercial net charge-offs for the quarter were $122 million. Total exposure to Indonesia, Korea and Thailand was reduced by 17 percent to $6.2 billion at June 30, 1998 from $7.5 billion at March 31, 1998. Total exposure to these countries has been reduced by 39 percent since December 31, 1997.

     Total commercial net charge-offs were $82 million, compared with net recoveries of $4 million in the second quarter of 1997.

     Total managed consumer net charge-offs were $542 million in the 1998 second quarter, with $256 million related to assets retained on the balance sheet, compared with $460 million in the prior-year quarter, with $193 million related to assets retained on the balance sheet. Second quarter 1998 figures reflect the effects of recent credit card portfolio acquisitions.

     Managed credit card net charge-offs worldwide were 5.94 percent of average managed receivables, compared with 5.92 percent in the same 1997 period, as anticipated higher levels of charge-offs within newly acquired portfolios offset lower charge-offs in the core portfolio.

     Total noninterest operating expenses were $2.712 billion in the 1998 second quarter, a 12 percent increase from the prior-year quarter reflecting increased incentives related to higher Global Banking revenues.

                                       # # #

    Operating results (revenues and earnings) exclude the impact of credit card securitizations, restructuring costs and special items.

    All per share results reflect a two-for-one stock split that became effective June 15, 1998.

    Chase's news releases and quarterly financial results are available on the Internet at www.Chase.com.

                            THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                SUMMARY OF SELECTED FINANCIAL HIGHLIGHTS
                             (in millions, except per share and ratio data)

                                                                           Over/(Under)       Six Months           Over/(Under)
   As of or for the period ended                      2QTR 98    2QTR 97   2QTR 97 - %      1998       1997         YTD 97 - %
   OPERATING BASIS (a)
   Operating Revenue                                  $  5,051    $ 4,420      14%        $ 9,966    $ 8,740            14%
   Operating Noninterest Expense                         2,712      2,413      12%          5,328      4,777            12%
   Credit Costs (b)                                        626        456      37%          1,254        893            40%
   Operating Net Income                               $  1,079    $   969      11%        $ 2,132    $ 1,918            11%

   Cash Operating Earnings                            $  1,143    $ 1,010      13%        $ 2,257    $ 2,000            13%
   Shareholder Value Added (SVA)                           441        369      20%            868        712            22%

   Operating Net Income Per Common Share:
         Basic                                        $   1.24     $ 1.08      15%        $  2.45    $  2.12            16%
         Diluted                                          1.21       1.06      14%           2.38       2.06            16%

   Performance Ratios:
   Return on Average Total Assets  (annualized)           1.16%      1.11%                   1.14%      1.12%
   Return on Average Common Equity  (annualized)          20.2       20.2                    20.3       19.9
   Cash Return on Average Common Equity  (annualized)     21.4       21.1                    21.5       20.8
   Common Dividend Payout Ratio                             29         29                      30         29
   Efficiency Ratio (Excluding REIT Minority Interest)      53         54                      53         54

   Selected Balance Sheet Items: (c)
   Loans                                                                                 $186,924   $173,948             7%
   Total Assets                                                                           385,214    366,024             5%

   AS REPORTED BASIS
   Revenue                                             $ 4,765     $ 4,153     15%       $  9,400   $  8,303            13%
   Noninterest Expense (Excluding Restructuring Costs)   2,714       2,413     12%          5,334      4,830            10%
   Restructuring Costs                                       8          71    (89%)           529        101           424%
   Provision for Credit Losses                             338         189     79%            682        409            67%
   Net Income                                          $ 1,074     $   925     16%       $  1,799   $  1,852            (3%)

   Per Common Share:
   Net Income:
         Basic                                         $  1.24     $ 1.03      20%       $   2.06   $  2.04              1%
         Diluted                                          1.20       1.00      20%           2.00      1.99              1%
   Cash Dividends Declared                                0.36       0.31      16%           0.72      0.62             16%
   Book Value at Period End                              25.14      22.22      13%          25.14     22.22             13%
   Market Value at Period End                            75.50      48.53      56%          75.50     48.53             56%

   Common Shares:
   Average Common Shares:
         Basic                                           848.8      848.6                   846.8     854.8
         Diluted                                         875.5      868.8                   871.5     879.5
   Common Shares at Period End                           852.9      846.5                   852.9     846.5

   Performance Ratios:
   Return on Average Total Assets  (annualized)           1.15%      1.06%                   0.97%     1.09%
   Return on Average Common Equity  (annualized)          20.1       19.2                    17.0      19.2

   Selected Balance Sheet Items:
   Loans                                                                                 $168,705   $159,957             5%
   Total Assets                                                                           366,995    352,033             4%
   Deposits                                                                               207,091    183,744            13%
   Total Stockholders' Equity                                                              22,610     20,793             9%

   Capital Ratios: (d)
   Tier I Risk-Based Capital Ratio                                                            8.2%(e)    7.8%
   Total Risk-Based Capital Ratio                                                            11.9 (e)   11.4
   Tier I Leverage                                                                            6.3        6.6

   Full-Time Equivalent Employees                                                           70,693     68,132

        Note: On May 19, 1998, stockholders of Chase approved a 2 for 1 common stock split, effective June 15, 1998. Share-related data for all periods have been restated.

        (a) Excludes the impact of credit card securitizations, restructuring costs and special items.
        (b) Includes provision for credit losses, foreclosed property expenses and charge-offs related to the securitized credit card portfolio.
        (c) Excludes  the impact of credit  card  securitizations.
        (d) In the third quarter  of  1997,   Chase  adopted  the  Federal
        Reserve Board's new guidelines for calculating market risk-adjusted capital. Prior period ratios have not been restated.
        (e) Estimated
        Unaudited

                   THE CHASE MANHATTAN CORPORATION and Subsidiaries
                             Lines of Business Results
                            (in millions, except ratios)

                                                             National Consumer         Global Services
Three Months Ended               Global Banking (a)             Services (a)             (Within CTS) (a)            Total (b)
     June 30,                    1998          1997          1998          1997         1998        1997         1998        1997
------------------              --------------------         ------------------        -----------------         ----------------
Operating Revenues             $  2,531     $   2,204     $   2,003     $   1,790    $     642    $    565     $  5,051   $   4,420
Cash Operating Earnings             785           707           298           254          116         100        1,143       1,010

Average Common Equity            14,034        13,158         6,578         5,094        1,726       1,679       20,954      18,227
Average Assets (c)              269,679       261,557       106,375        92,846        9,834       8,257      392,274     362,974
Shareholder Value Added (SVA)       315           247            78            77           59          42          441         369

Cash Return on Common Equity       22.0%         20.5%         17.7%         19.0%        26.6%       23.0%        21.4%       21.1%
Efficiency Ratio (Operating)         46%           46%           52%           53%          73%         72%          53%         54%


                                                                           GLOBAL BANKING
                                                                      KEY FINANCIAL MEASURES

Three Months Ended
        June 30,                                          1998                                      1997
                                                          Cash                                      Cash
                                           Operating    Operating  Efficiency       Operating    Operating   Efficiency
                                            Revenue     Earnings      Ratio          Revenue      Earnings     Ratio
                                           ----------------------------------       -----------------------------------
Global Investment Banking                   $   392     $    94         59%          $  254       $  79          48%
Corporate Lending                               388         122         32              367         112          33
Global Markets                                  820         246         50              866         301          47
Chase Capital Partners                          344         201          8              181          99          13
Global Asset Management
     and Private Banking                        211          45         64              178          33          68
Middle Market                                   193          43         55              211          53          49
Chase Bank of Texas N.A. (Consolidated)         399         112         55              335          86          60


                                                                    NATIONAL CONSUMER SERVICES
                                                                      KEY FINANCIAL MEASURES

Three Months Ended
        June 30,                                          1998                                     1997
                                                          Cash                                     Cash
                                           Operating    Operating  Efficiency       Operating    Operating   Efficiency
                                            Revenue     Earnings    Ratio            Revenue      Earnings    Ratio
                                           ----------------------------------       ------------------------------------
Cardmember Services                         $   976     $   123         37%          $  788       $  70          40%
Regional Consumer Banking (a)                   576          89         72              573          93          71
Chase Home Finance                              247          61         55              246          66          50
Diversified Consumer Services (d)               192          23         59              170          22          56

Note: Shareholder Value Added (SVA) is Chase's primary measure of business unit performance. SVA represents operating earnings excluding the amortization of goodwill and certain intangibles (i.e., cash operating earnings), less an explicit charge for allocated capital. Additional refinements have been made to the methodology for the allocation of capital to businesses during the second quarter.
Prior periods have been restated to reflect these changes.

(a) Only the global banking portion of Chase Bank of Texas, N.A. is reported in the total Global Banking line of business results. The consumer- and global services-related results for Chase Texas are reported as part of NCS and CTS lines of business results, respectively.
(b) Total column includes Corporate  results.
(c) Excludes the impact of credit card securitizations.
(d) Insurance products managed within Diversified Consumer Services, but included for reporting purposes in Cardmember Services, Regional Consumer Banking, and Chase Home Finance, generated revenues of $29 million and $26 million in 1998 and 1997, respectively.
 Unaudited

                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                           Lines of Business Results
                          (in millions, except ratios)

                                                            National Consumer         Global Services
Six Months Ended                 Global Banking (a)            Services (a)             (Within CTS) (a)            Total (b)
        June 30,                 1998          1997         1998          1997         1998        1997         1998        1997
----------------               ---------------------        ------------------         ----------------         ----------------
Operating Revenues             $  5,012     $   4,344    $   3,935     $   3,561    $   1,272    $  1,123     $  9,966   $   8,740
Cash Operating Earnings           1,562         1,352          593           525          235         197        2,257       2,000

Average Common Equity            14,020        13,035        6,522         5,113        1,731       1,682       20,652      18,359
Average Assets (c)              272,581       255,827      105,654        92,104        9,491       8,541      393,560     357,872
Shareholder Value Added (SVA)       622           444          156           170          119          80          868         712

Cash Return on Common Equity       22.0%         19.9%        17.8%         19.7%        26.9%       22.6%        21.5%       20.8%
Efficiency Ratio (Operating)         46%           47%          51%           53%          72%         72%          53%         54%


                                                                           GLOBAL BANKING
                                                                      KEY FINANCIAL MEASURES
Six Months Ended
        June 30,                                          1998                                     1997
                                                          Cash                                     Cash
                                           Operating    Operating  Efficiency       Operating    Operating   Efficiency
                                            Revenue     Earnings    Ratio            Revenue      Earnings    Ratio
                                           ----------------------------------       ------------------------------------
Global Investment Banking                   $   738     $   203         53%          $  391       $   85         63%
Corporate Lending                               753         236         32              768          251         31
Global Markets                                1,792         585         48            1,775          628         45
Chase Capital Partners                          614         350         10              317          170         15
Global Asset Management
     and Private Banking                        412          80         67              354           66         69
Middle Market                                   388          86         54              416          106         48
Chase Bank of Texas N.A. (Consolidated)         776         210         57              666          167         61

                                                                    NATIONAL CONSUMER SERVICES
                                                                      KEY FINANCIAL MEASURES
Six Months Ended
        June 30,                                          1998                                     1997
                                                          Cash                                     Cash
                                           Operating    Operating  Efficiency       Operating    Operating   Efficiency
                                            Revenue     Earnings    Ratio            Revenue      Earnings    Ratio
                                           -----------------------------------      -----------------------------------
Cardmember Services                         $ 1,907     $   244        36%           $1,587       $ 157          40%
Regional Consumer Banking (a)                 1,136         171        72             1,123         182          71
Chase Home Finance                              489         125        54               486         124          52
Diversified Consumer Services (d)               378          48        58               337          50          55


Note: Shareholder Value Added (SVA) is Chase's primary measure of business unit performance. SVA represents operating earnings excluding the amortization of goodwill and certain intangibles (i.e., cash operating earnings), less an explicit charge for allocated capital. Additional refinements have been made to the methodology for the allocation of capital to businesses during the second quarter.
Prior periods have been restated to reflect these changes.

(a)Only the global banking portion of Chase Bank of Texas, N.A. is reported in the total Global Banking line of business results. The consumer- and global services-related results for Chase Texas are reported as part of NCS and CTS lines of business results, respectively.
(b)Total column includes Corporate  results.
(c) Excludes the impact of credit card securitizations.
(d)Insurance products managed within Diversified Consumer Services, but included for reporting purposes in Cardmember Services, Regional Consumer Banking, and Chase Home Finance, generated revenues of $58 million and $51 million in 1998 and 1997, respectively.
 Unaudited

                                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                        CONSOLIDATED STATEMENT OF INCOME
                                      (in millions, except per share data)

                                                                  Over/(Under)         Six Months          Over/(Under)
                                            2QTR 98     2QTR 97    2QTR 97 - %     1998          1997       YTD 97 - %

 INTEREST INCOME
 Loans                                       $ 3,316    $ 3,106        7%        $ 6,721        $ 6,235         8%
 Securities                                      889        735       21%          1,778          1,457        22%
 Trading Assets                                  716        705        2%          1,392          1,331         5%
 Federal Funds Sold and Securities
    Purchased Under Resale Agreements            554        697      (21%)         1,225          1,256        (2%)
 Deposits with Banks                             148        114       30%            300            220        36%
                                              ------     ------                   ------         ------
     Total Interest Income                     5,623      5,357        5%         11,416         10,499         9%
                                              ------     ------                   ------         ------
 INTEREST EXPENSE
 Deposits                                      1,784      1,568       14%          3,599          3,083        17%
 Short-Term and Other Borrowings               1,478      1,510       (2%)         2,987          2,812         6%
 Long-Term Debt                                  325        273       19%            630            530        19%
                                              ------     ------                   ------         ------
    Total Interest Expense                     3,587      3,351        7%          7,216          6,425        12%
                                              ------     ------                   ------         ------
 NET INTEREST INCOME                           2,036      2,006        1%          4,200          4,074         3%
 Provision for Credit Losses                     338        189       79%            682            409        67%
 NET INTEREST INCOME                          ------     ------                   ------         ------
    AFTER PROVISION FOR CREDIT LOSSES          1,698      1,817       (7%)         3,518          3,665        (4%)
                                              ------     ------                   ------         ------
 NONINTEREST REVENUE
 Investment Banking Fees                         438       283        55%            799            459        74%
 Trust, Custody and Investment Management Fees   383       321        19%            731            631        16%
 Credit Card Revenue                             365       224        63%            665            485        37%
 Fees for Other Financial Services               509       487         5%          1,019            961         6%
 Trading Revenue                                 333       491       (32%)           813            896        (9%)
 Securities Gains                                 98        30       227%            181            131        38%
 Revenue from Equity-Related Investments         370       192        93%            663            356        86%
 Other Revenue                                   233       119        96%            329            310         6%
                                              ------    ------                    ------         ------
    Total Noninterest Revenue                  2,729     2,147        27%          5,200          4,229        23%
 NONINTEREST EXPENSE                          ------    ------                    ------         ------
 Salaries                                      1,270     1,110        14%          2,524          2,234        13%
 Employee Benefits                               215       219        (2%)           439            441         --
 Occupancy Expense                               191       193        (1%)           380            380         --
 Equipment Expense                               212       193        10%            421            383        10%
 Other Expense                                   826       698        18%          1,570          1,392        13%
    Total Noninterest Expense Before          ------    ------                    ------         ------
      Restructuring Costs                      2,714     2,413        12%          5,334          4,830        10%
                                              ------    ------                    ------         ------
 Restructuring Costs                               8        71       (89%)           529            101       424%
                                              ------    ------                    ------         ------
    Total Noninterest Expense                  2,722     2,484        10%          5,863          4,931        19%
                                              ------    ------                    ------         ------
 INCOME BEFORE INCOME TAX EXPENSE              1,705     1,480        15%          2,855          2,963        (4%)
 Income Tax Expense                              631       555        14%          1,056          1,111        (5%)
                                              ------    ------                   -------        -------
 NET INCOME                                  $ 1,074    $  925        16%        $ 1,799        $ 1,852        (3%)
                                             -------    ------                   -------        -------
 NET INCOME APPLICABLE TO COMMON STOCK       $ 1,050    $  874        20%        $ 1,741        $ 1,746         --
                                             -------    ------                   -------        -------
 NET INCOME PER COMMON SHARE:
     Basic                                   $  1.24    $ 1.03        20%        $  2.06        $  2.04         1%
     Diluted                                 $  1.20    $ 1.00        20%        $  2.00        $  1.99         1%


 Certain amounts have been reclassified to conform to the current presentation. Unaudited

                              THE CHASE MANHATTAN CORPORATION and Subsidiaries
                             NONINTEREST REVENUE AND NONINTEREST EXPENSE DETAIL
                                                (in millions)

                                                                              Over/(Under)          Six Months         Over/(Under)
                                                       2QTR 98     2QTR 97     2QTR 97 - %       1998        1997       YTD 97 - %
   NONINTEREST REVENUE

   Fees for Other Financial Services:
     Service Charges on Deposit Accounts               $   92      $  95        (3%)            $  183      $  186          (2%)
     Fees in Lieu of Compensating Balances                 91         74        23%                171         155          10%
     Commissions on Letters of Credit and Acceptances      72         74        (3%)               146         146          --
     Mortgage Servicing Fees                               49         62       (21%)               106         118         (10%)
     Loan Commitment Fees                                  32         29        10%                 70          56          25%
     Other Fees                                           173        153        13%                343         300          14%
                                                       ------      -----                        ------      ------
         Total                                         $  509      $ 487         5%             $1,019      $  961           6%
                                                       ------      -----                        ------      ------
   Trading-Related Revenue: (a)
     Interest Rate Contracts                           $  95       $ 217       (56%)            $  236      $  382         (38%)
     Foreign Exchange Revenue                            270         171        58%                556         336          65%
     Debt Instruments and Other                          152         243       (37%)               417         475         (12%)
                                                       ------      -----                        ------      ------
         Total                                         $ 517       $ 631       (18%)            $1,209      $1,193           1%
                                                       ------      -----                        ------      ------
   Other Revenue:
     Residential Mortgage Origination/Sales Activities $  84       $  30       180%             $  136      $   61         123%
     Gains on Sale of Partially-Owned Investments         --          --        --                  --          44          NM
     All Other Revenue                                   149          89        67%                193         205          (6%)
                                                      ------       -----                        ------      ------
         Total                                         $ 233       $ 119        96%             $  329      $  310           6%
                                                      ------       -----                        ------      ------
   NONINTEREST EXPENSE

   Other Expense:
     Professional Services                             $ 161       $ 136        18%            $   303      $  269          13%
     Marketing Expense                                   108         107         1%                198         210          (6%)
     Telecommunications                                   91          73        25%                168         148          14%
     Travel and Entertainment                             67          61        10%                119         112           6%
     Amortization of Intangibles                          64          41        56%                125          82          52%
     Minority Interest (b)                                12          20       (40%)                24          39         (38%)
     Foreclosed Property Expense                           2          --        NM                   6           3         100%
     All Other                                           321         260        23%                627         529          19%
                                                       -----       -----                       -------      ------
         Total                                         $ 826       $ 698        18%            $ 1,570      $1,392          13%
                                                       -----       -----                       -------      ------

 (a) Includes net  interest  income  attributable  to trading  activities.
 (b) Includes minority interest related to the REIT of $11 million in each quarter.
  NM - Not meaningful
  Certain   amounts   have  been   reclassified   to  conform  to  the  current
  presentation.
  Unaudited

                               THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                        OPERATING INCOME RECONCILIATION
                                    (in millions, except per share data)

                                              SECOND QUARTER 1998

                                                          CREDIT
                                       REPORTED           CARD             SPECIAL     OPERATING
                                       RESULTS       SECURITIZATIONS        ITEMS       BASIS
   EARNINGS
   Total Revenue                      $  4,765         $   286             $   -       $ 5,051
   Noninterest Expense                   2,712              -                  -         2,712
                                       -------         -------             ------      -------
   Operating Margin                      2,053             286                 -         2,339
   Credit Costs                            340             286                 -           626
                                       -------         -------             ------      -------
   Income Before Restructuring Costs     1,713              -                  -         1,713
   Restructuring Costs                       8              -                 (8)          -
                                       -------         -------             ------      -------
   Income Before Taxes                   1,705              -                  8         1,713
   Tax Expense                             631              -                  3           634
                                       -------         -------             ------      -------
   Net Income                         $  1,074         $    -              $   5       $ 1,079
                                       =======         =======             ======      =======
   NET INCOME PER COMMON SHARE
   Basic                              $   1.24                                         $  1.24
   Diluted                            $   1.20                                         $  1.21

                                              SECOND QUARTER 1997

                                                          CREDIT
                                       REPORTED           CARD             SPECIAL     OPERATING
                                       RESULTS       SECURITIZATIONS        ITEMS       BASIS
   EARNINGS
   Total Revenue                      $  4,153         $   267             $   -       $ 4,420
   Noninterest Expense                   2,413              -                  -         2,413
                                       -------         -------             ------      -------
   Operating Margin                      1,740             267                 -         2,007
   Credit Costs                            189             267                 -           456
                                       -------         -------             ------      -------
   Income Before Restructuring Costs     1,551              -                  -         1,551
   Restructuring Costs                      71              -                (71)          -
                                       -------         -------             ------      -------
   Income Before Taxes                   1,480              -                 71         1,551
   Tax Expense                             555              -                 27           582
                                       -------         -------             ------      -------
   Net Income                         $    925         $    -              $  44       $   969
                                       =======         =======             ======      =======
   NET INCOME PER COMMON SHARE
   Basic                              $   1.03                                         $  1.08
   Diluted                            $   1.00                                         $  1.06

   NOTES:
   Reported results represent Chase's financial statements, except restructuring costs have been separately displayed and foreclosed property expense is included in credit costs.
   Credit Card Securitizations column excludes the impact of credit card securitizations.
   1998 and 1997 special items reflect merger-related restructuring costs. Unaudited

                               THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                 OPERATING INCOME RECONCILIATION (YEAR-TO-DATE)
                                   (in millions, except per share data)

                                              SIX MONTHS 1998

                                                          CREDIT
                                      REPORTED            CARD             SPECIAL     OPERATING
                                      RESULTS        SECURITIZATIONS        ITEMS       BASIS
    EARNINGS
    Total Revenue                     $  9,400         $   566             $   -       $ 9,966
    Noninterest Expense                  5,328              -                  -         5,328
                                       -------         -------             ------      -------
    Operating Margin                     4,072             566                 -         4,638
    Credit Costs                           688             566                 -         1,254
                                       -------         -------             ------      -------
    Income Before Restructuring Costs    3,384              -                  -         3,384
    Restructuring Costs                    529              -               (529)          -
                                       -------         -------             ------      -------
    Income Before Taxes                  2,855              -                529         3,384
    Tax Expense                          1,056              -                196         1,252
                                       -------         -------             ------      -------
    Net Income                        $  1,799          $   -              $ 333       $ 2,132
                                       =======         =======             ======      =======
    NET INCOME PER COMMON SHARE
    Basic                             $   2.06                                         $  2.45
    Diluted                           $   2.00                                         $  2.38

                                              SIX MONTHS 1997

                                                          CREDIT
                                      REPORTED            CARD             SPECIAL     OPERATING
                                      RESULTS        SECURITIZATIONS        ITEMS       BASIS
    EARNINGS
    Total Revenue                     $  8,303          $  481             $ (44)      $ 8,740
    Noninterest Expense                  4,827              -                (50)        4,777
                                       -------         -------             ------      -------
    Operating Margin                     3,476             481                 6         3,963
    Credit Costs                           412             481                 -           893
                                       -------         -------             ------      -------
    Income Before Restructuring Costs    3,064              -                  6         3,070
    Restructuring Costs                    101              -               (101)          -
                                       -------         -------             ------      -------
    Income Before Taxes                  2,963              -                107         3,070
    Tax Expense                          1,111              -                 41         1,152
                                       -------         -------             ------      -------
    Net Income                        $  1,852          $   -              $  66       $ 1,918
                                       =======         =======             ======      =======
    NET INCOME PER COMMON SHARE
    Basic                             $   2.04                                         $  2.12
    Diluted                           $   1.99                                         $  2.06

    NOTES:
    Reported   results   represent   Chase's   financial   statements,    except
    restructuring costs have been separately displayed and foreclosed property expense is included in credit costs.
    Credit Card Securitizations column excludes the impact of credit card securitizations.
    1998  special  items include the $510 million  pre-tax  charge ($320 million after-tax) in the first quarter, taken in connection with initiatives to streamline support functions and realign certain
    business  functions,   and  merger-related restructuring  costs of $19
    million  pre-tax ($13 million  after-tax).
    1997 special items include a $44 million pre-tax gain from the sale of a partially-owned foreign investment, $50 million pre-tax charge for the accelerated vesting of stock-based awards and merger-related restructuring costs.
    Unaudited

                               THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                           CONSOLIDATED BALANCE SHEET
                                                   (in millions)

                                                                                          Over/(Under)
                                                                June 30,        June 30,       June 30,
                                                                  1998            1997         1997 - %

    ASSETS
    Cash and Due from Banks                                 $   15,691       $   16,879         (7%)
    Deposits with Banks                                          5,970            4,042         48%
    Federal Funds Sold and Securities
        Purchased Under Resale Agreements                       25,128           39,228        (36%)
    Trading Assets:
        Debt and Equity Instruments                             33,651           37,567        (10%)
        Risk Management Instruments                             33,280           29,949         11%
    Securities                                                  54,928           42,926         28%
    Loans                                                      168,705          159,957          5%
    Allowance for Credit Losses                                 (3,629)          (3,446)         5%
                                                               -------          -------
    Net Loans                                                  165,076          156,511          5%
    Other Assets                                                33,271           24,931         33%
                                                            ----------       ----------
        TOTAL ASSETS                                        $  366,995       $  352,033          4%
                                                            ----------       ----------
    LIABILITIES
    Deposits:
      Domestic:
        Noninterest-Bearing                                 $   47,966       $   45,396          6%
        Interest-Bearing                                        75,418           67,565         12%
      Foreign:
        Noninterest-Bearing                                      4,109            3,698         11%
        Interest-Bearing                                        79,598           67,085         19%
                                                              --------          -------
    Total Deposits                                             207,091          183,744         13%
    Federal Funds Purchased and Securities
        Sold Under Repurchase Agreements                        45,672           58,262        (22%)
    Commercial Paper                                             5,299            4,424         20%
    Other Borrowed Funds                                         7,354            7,874         (7%)
    Trading Liabilities                                         46,866           46,706         --
    Accounts Payable, Accrued Expenses and Other Liabilities    15,162           15,155         --
    Long-Term Debt                                              14,451           13,135         10%
    Guaranteed Preferred Beneficial Interests in Corporation's
        Junior Subordinated Deferrable Interest Debentures       1,940            1,390         40%
                                                               -------          -------
        TOTAL LIABILITIES                                      343,835          330,690          4%
                                                               -------          -------
    PREFERRED STOCK OF SUBSIDIARY                                  550              550         --

    STOCKHOLDERS' EQUITY
    Preferred Stock                                              1,168            1,980        (41%)
    Common Stock                                                   882              441        100%
    Capital Surplus                                              9,738           10,328         (6%)
    Retained Earnings                                           12,211            9,828         24%
    Accumulated Other Comprehensive Income                         113             (137)        NM
    Treasury Stock, at Cost                                     (1,502)          (1,647)        (9%)
                                                              --------          -------
        TOTAL STOCKHOLDERS' EQUITY                              22,610           20,793          9%
        TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY      --------          -------
           AND STOCKHOLDERS' EQUITY                         $  366,995       $  352,033          4%
                                                             ---------       ----------

    NM - Not Meaningful
    Certain   amounts  have  been   reclassified   to  conform  to  the  current
     presentation. See Statement of Changes in Stockholders' Equity on the following page.
    Unaudited

                               THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                       CONSOLIDATED STATEMENT OF CHANGES
                                             IN STOCKHOLDERS' EQUITY
                                                  (in millions)

                                                                            Six Months Ended June 30,
                                                                               1998           1997

    Preferred Stock:
    Balance at Beginning of Year                                            $  1,740        $  2,650
    Issuance of Stock                                                            200               -
    Redemption of Stock                                                         (772)           (670)
                                                                            --------        --------
    Balance at End of Period                                                $  1,168        $  1,980
                                                                            --------        --------
    Common Stock:
    Balance at Beginning of Year                                            $    441        $    441
    Issuance of Common Stock for a Two-for-One Stock Split                       441               -
                                                                            --------        --------
    Balance at End of Period                                                $    882        $    441
                                                                            --------        --------
    Capital Surplus:
    Balance at Beginning of Year                                            $ 10,360        $ 10,459
    Issuance of Common Stock for a Two-for-One Stock Split                      (441)              -
    Shares Issued and Commitments to Issue Common Stock
          for Employee Stock-Based Awards and Related Tax Effects               (181)           (131)
                                                                            --------        --------
    Balance at End of Period                                                $  9,738        $ 10,328
                                                                            --------        --------
    Retained Earnings:
    Balance at Beginning of Year                                            $ 11,086        $  8,610
    Net Income                                                                 1,799           1,852
    Cash Dividends Declared:
          Preferred Stock                                                        (58)           (106)
          Common Stock                                                          (616)           (528)
                                                                            --------        --------
    Balance at End of Period                                                $ 12,211        $  9,828
                                                                            --------        --------
    Accumulated Other Comprehensive Income: (a)
    Balance at Beginning of Year                                            $    112       $    (271)
    Other Comprehensive Income                                                     1             134
                                                                            --------        --------
    Balance at End of Period                                                $    113       $    (137)
                                                                            --------        --------
    Common Stock in Treasury, at Cost:
    Balance at Beginning of Year                                            $ (1,997)      $    (895)
    Purchase of Treasury Stock                                                  (268)         (1,242)
    Reissuance of Treasury Stock                                                 763             490
                                                                            --------        --------
    Balance at End of Period                                                $ (1,502)      $  (1,647)
                                                                            --------        --------
    Total Stockholders' Equity                                              $ 22,610       $  20,793
                                                                            --------        --------

    Comprehensive Income: (a)
    Net Income                                                              $  1,799       $   1,852
    Other Comprehensive Income                                                     1             134
                                                                            --------        --------
    Comprehensive Income                                                    $  1,800       $   1,986


    (a) Effective with the first quarter 1998, Chase adopted SFAS 130, which defines and establishes the standards for reporting comprehensive income. Comprehensive income for Chase includes net income as well as the change in unrealized gains and losses on available-for-sale securities and foreign currency translation adjustments.

          Prior period amounts have been reclassified to conform to the current presentation.
          Unaudited

                             THE CHASE MANHATTAN CORPORATION and Subsidiaries
                                        CREDIT RELATED INFORMATION
                                               (in millions)

                                                                       June 30,    June 30,     Over/(Under)
                                                                         1998        1997     June 30, 1997 - %
LOANS OUTSTANDING
CONSUMER
Domestic Consumer:
    1-4 Family Residential Mortgages                                  $  41,218   $  37,425         10%
    Credit Card                                                          13,034      12,597          3%
    Other Consumer                                                       21,435      20,886          3%
                                                                         ------      ------
Total Domestic Consumer                                                  75,687      70,908          7%
Total Foreign Consumer                                                    3,882       3,482         11%
                                                                         ------      ------
Total Consumer                                                           79,569      74,390          7%
                                                                         ------      ------
COMMERCIAL
Domestic Commercial:
    Commercial and Industrial                                            48,394      42,133         15%
    Commercial Real Estate                                                4,552       5,679        (20%)
                                                                         ------      ------
Total Domestic Commercial                                                52,946      47,812         11%
Total Foreign Commercial                                                 36,190      37,755         (4%)
                                                                         ------      ------
Total Commercial                                                         89,136      85,567          4%
                                                                      ---------   ---------
Total Loans                                                           $ 168,705   $ 159,957          5%
                                                                      ---------   ---------
NONPERFORMING ASSETS
CONSUMER
Domestic Consumer:
    1-4 Family Residential Mortgages                                  $     374   $     292         28%
    Credit Card                                                              --          --         --
    Other Consumer                                                           50          32         56%
                                                                        -------     -------
Total Domestic Consumer                                                     424         324         31%
Total Foreign Consumer                                                       20          19          5%
                                                                        -------     -------
Total Consumer                                                              444         343         29%
                                                                        -------     -------
COMMERCIAL
Domestic Commercial:
    Commercial and Industrial                                               342         345         (1%)
    Commercial Real Estate                                                   67         176        (62%)
                                                                        -------     -------
Total Domestic Commercial                                                   409         521        (21%)
Total Foreign Commercial                                                    369         105        251%
                                                                        -------     -------
Total Commercial                                                            778         626         24%
                                                                        -------     -------
Total Nonperforming Loans                                                 1,222         969         26%
                                                                        -------     -------
Derivative and Foreign Exchange Contracts                                    28          --         NM
Assets Acquired as Loan Satisfactions                                       115         137        (16%)
                                                                        -------     -------
Total Nonperforming Assets                                            $   1,365   $   1,106         23%
                                                                        -------     -------

                                                               Over/(Under)          Six Months      Over/(Under)
NET CHARGE-OFFS                             2QTR 98    2QTR 97    2QTR 97 - %     1998        1997    YTD 97 - %

CONSUMER
Domestic Consumer:
    1-4 Family Residential Mortgages        $   6      $   6         --           $  16       $  13       23%
    Credit Card                               184        121         52%            363         271       34%
    Other Consumer                             61         63         (3%)           125         115        9%
                                            -----      -----                      -----       -----
Total Domestic Consumer                       251        190         32%            504         399       26%
Total Foreign Consumer                          5          3         67%              8           6       33%
                                            -----      -----                      -----       -----
Total Consumer                                256        193         33%            512         405       26%
                                            -----      -----                      -----       -----
COMMERCIAL
Domestic Commercial:
    Commercial and Industrial                 (27)         4         NM             (18)         18       NM
    Commercial Real Estate                     (3)        (6)        NM              (6)        (10)      NM
                                             -----      -----                      -----       -----
Total Domestic Commercial                     (30)        (2)        NM             (24)          8       NM
Total Foreign Commercial                      102         (2)        NM             172          (4)      NM
                                             -----      -----                      -----       -----
Total Commercial                               72         (4)        NM             148           4       NM
                                             -----      -----                      -----       -----
Derivative and Foreign Exchange Contracts      10         --         NM              22          --       NM
                                             -----      -----                      -----       -----
Total Net Charge-offs                       $ 338     $  189         79%          $ 682       $ 409       67%
                                             -----      -----                      -----       -----

NM - Not meaningful
Unaudited

                      THE CHASE MANHATTAN CORPORATION and Subsidiaries
                           CREDIT RELATED INFORMATION (Continued)

                                                             As of or For The               As of or For The
  CREDIT CARD PORTFOLIO (excluding                          Three Months Ended              Six Months Ended
            the impact of securitizations): *                     June 30,                      June 30,
          (in millions, except ratios)                       1998            1997            1998        1997

  Average Credit Card Receivables                         $ 31,906        $ 26,064        $ 32,155     $ 25,943
  Past Due 90 Days & Over and Accruing                    $    658        $    525        $    658     $    525
     As a Percentage of Average Credit Card Receivables       2.06%           2.01%           2.05%        2.02%
  Net Charge-offs                                         $    474        $    386        $    936     $    746
     As a Percentage of Average Credit Card Receivables       5.94%           5.92%           5.82%        5.75%

  *  Includes domestic and international credit card activity.



                            SELECTED ASIAN COUNTRY EXPOSURE
                                     (in billions)

                                                                                   Total
                                               Lending-           Foreign         Cross-
                                               Related          Exchange and      Border
       At June 30, 1998 (a)                  and Other (b)     Derivatives (c)   Exposure
            Korea                            $   2.6            $   0.6          $  3.2
            Hong Kong                            2.0                0.4             2.4
            Indonesia                            1.1                0.5             1.6
            Thailand                             1.2                0.2             1.4
            Singapore                            1.1                0.2             1.3
            Philippines                          0.7                 -              0.7
            Other (d)                            2.2                0.3             2.5
                                              ------             ------          ------
               Total Selected Countries     $   10.9            $   2.2          $ 13.1
                                              ------             ------          ------

                                                                                   Total
                                               Lending-           Foreign         Cross-
                                               Related          Exchange and      Border
       At December 31, 1997                  and Other (b)     Derivatives (c)   Exposure
            Korea                           $    3.4            $    2.0         $  5.4
            Hong Kong                            3.1                 0.5            3.6
            Indonesia                            1.8                 0.8            2.6
            Thailand                             1.5                 0.6            2.1
            Singapore                            1.2                 0.6            1.8
            Philippines                          1.1                  -             1.1
            Other (d)                            2.6                 0.3            2.9
                                              ------             -------         ------
               Total Selected Countries     $   14.7             $   4.8         $ 19.5
                                              ------             -------         ------

  (a) Estimated
  (b) Includes loans and accrued interest, interest-bearing deposits with banks, trading debt and equity instruments, acceptances, other monetary assets, issued letters of credit, undrawn commitments to extend credit and local currency assets, net of local currency liabilities.
  (c) Foreign exchange largely represents the mark-to-market exposure of spot and forward contracts. Derivatives largely represent the mark-to-market exposure of risk management instruments. Mark-to-market exposure is a measure, at a point in time, of the value of a foreign exchange or derivative contract in the open market. The impact of legally enforceable master netting agreements on these foreign exchange and derivative contracts reduced exposure by $0.7 billion at both June 30, 1998 and December 31, 1997.
  (d) Includes Malaysia, China, Taiwan and India.
  Unaudited

                          THE CHASE MANHATTAN CORPORATION and Subsidiaries
               Condensed Average Consolidated Balance Sheet, Interest and Rates
                        (Taxable-Equivalent Interest and Rates; in millions)

                                                            Three Months Ended                    Three Months Ended
                                                              June 30,1998                           June 30, 1997

                                                     Average                   Rate           Average                    Rate
                                                     Balance     Interest   (Annualized)      Balance     Interest     (Annualized)
  ASSETS
  Liquid Interest-Earning Assets                   $  74,462     $ 1,418       7.64%         $  83,258    $ 1,516          7.30%
  Securities                                          57,033         895       6.29%            44,385        739          6.68%
  Loans                                              167,807       3,319       7.93%           156,459      3,108          7.97%
                                                     -------       -----                       -------      -----
  Total Interest-Earning Assets                      299,302       5,632       7.55%           284,102      5,363          7.57%
  Noninterest-Earning Assets                          74,749                                    64,793
                                                     -------                                   -------
    Total Assets                                   $ 374,051                                 $ 348,895
  LIABILITIES                                        -------                                   -------
  Interest-Bearing Deposits                        $ 151,628       1,784       4.72%         $ 134,707      1,568          4.67%
  Short-Term and Long-Term Debt                      104,505       1,803       6.92%           106,212      1,783          6.73%
                                                     -------       -----                       -------      -----
  Total Interest-Bearing Liabilities                 256,133       3,587       5.62%           240,919      3,351          5.58%
  Noninterest-Bearing Deposits                        45,757       -----                        41,064      -----
  Other Noninterest-Bearing Liabilities               49,402                                    45,641
                                                     -------                                   -------
    Total Liabilities                                351,292                                   327,624
                                                     -------                                   -------
  PREFERRED STOCK OF SUBSIDIARY                          550                                       550
  STOCKHOLDERS' EQUITY                               -------                                   -------
  Preferred Stock                                      1,255                                     2,494
  Common Stockholders' Equity                         20,954                                    18,227
                                                     -------                                  --------
    Total Stockholders' Equity                        22,209                                  $ 20,721
  Total Liabilities, Preferred Stock of              -------                                  --------
   Subsidiary and Stockholders' Equity             $ 374,051                                  $348,895
                                                     -------                                  --------
  INTEREST RATE SPREAD                                                         1.93%                                        1.99%
  NET INTEREST INCOME AND NET YIELD                                            -----                                        -----
   ON INTEREST-EARNING ASSETS                                    $ 2,045       2.74%                      $ 2,012           2.84%
  NET INTEREST INCOME AND NET YIELD                                -----       -----                        -----           -----
   ON INTEREST-EARNING ASSETS (a)                                $ 2,416       3.05%                      $ 2,308           3.10%
                                                                   -----       -----                        -----           -----


                                                            Six Months Ended                      Six Months Ended
                                                              June 30, 1998                          June 30, 1997

                                                     Average                   Rate           Average                    Rate
                                                     Balance     Interest      (Annualized)   Balance     Interest     (Annualized)
 ASSETS
 Liquid Interest-Earning Assets                    $  74,915     $ 2,917           7.85%       $ 78,047   $ 2,807           7.25%
 Securities                                           56,313       1,789           6.41%         43,968     1,465           6.72%
 Loans                                               169,142       6,724           8.02%        154,754     6,239           8.13%
                                                     -------       -----                        -------     -----
 Total Interest-Earning Assets                       300,370      11,430           7.67%        276,769    10,511           7.66%
 Total Noninterest-Earning Assets                     75,442                                     67,339
                                                     -------                                    -------
   Total Assets                                    $ 375,812                                  $ 344,108
 LIABILITIES                                         -------                                    -------
 Total Interest-Bearing Deposits                   $ 151,469       3,599           4.79%      $ 133,421     3,083           4.66%
 Short-Term and Long-Term Debt                       105,041       3,617           6.94%        100,467     3,342           6.71%
                                                     -------       -----                        -------     -----
 Total Interest-Bearing Liabilities                  256,510       7,216           5.67%        233,888     6,425           5.54%
 Noninterest-Bearing Deposits                         45,165       -----                         40,981     -----
 Other Noninterest-Bearing Liabilities                51,468                                     47,759
                                                     -------                                    -------
   Total Liabilities                                 353,143                                    322,628
                                                     -------                                    -------
 PREFERRED STOCK OF SUBSIDIARY                           550                                        550
 STOCKHOLDERS' EQUITY                                -------                                    -------
 Preferred Stock                                       1,467                                      2,571
 Common Stockholders' Equity                          20,652                                     18,359
                                                     -------                                    -------
   Total Stockholders' Equity                         22,119                                     20,930
 Total Liabilities, Preferred Stock of               -------                                    -------
  Subsidiary and Stockholders' Equity              $ 375,812                                  $ 344,108
                                                     -------                                    -------
 INTEREST RATE SPREAD                                                              2.00%                                    2.12%
 NET INTEREST INCOME AND NET YIELD                                                  -----                                    -----
   ON INTEREST-EARNING ASSETS                                    $ 4,214           2.83%                  $ 4,086           2.98%
 NET INTEREST INCOME AND NET YIELD                                 -----           -----                    -----           -----
   ON INTEREST-EARNING ASSETS (a)                                $ 4,933           3.13%                  $ 4,680           3.25%
                                                                   -----           -----                    -----           -----

 (a)  Excludes the impact of the credit card securitizations.
  Unaudited